Registration Statement No. 333-180300-03
Filed Under the Securities Act of 1933, Rule 424(b)(2)
Product Supplement No. STOCK INCOME-1
(To Prospectus dated March 23, 2012
and Prospectus Supplement dated March 23, 2012)
August 8, 2014

Income Notes Linked to a Basket of Equity Securities

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The Income Notes (the “notes”) are unsecured senior notes issued by Credit Suisse AG, acting through one of its branches (“Credit Suisse”). All payments due on the notes, including repayment of principal, will be subject to the credit risk of Credit Suisse.

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We will make periodic payments (each, a “Coupon Payment”) on the notes under the circumstances described below.  At maturity, we will pay the principal amount of the notes and the final Coupon Payment. However, if you sell your notes before maturity, you may incur a loss.

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The notes will be linked to a “Basket” of common equity securities of companies other than us, the agents, and our respective affiliates (each, a “Basket Stock”).  On each Coupon Payment Date (as defined below), the notes will pay at least a minimum Coupon Payment, which will always be greater than zero (the “Minimum Coupon Payment”).  If, however, the prices of at least a specified numb-er of the Basket Stocks on the applicable Coupon Determination Date (as defined below) are greater than or equal to their respective prices on the pricing date, the notes will pay a maximum Coupon Payment (the “Maximum Coupon Payment”) on the applicable Coupon Payment Date.

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This product supplement describes the general terms of the notes, the risk factors to consider before investing, the general manner in which they may be offered and sold, and other relevant information.

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For each offering of the notes, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the relevant Basket Stocks, the Minimum Coupon Payment, the Maximum Coupon Payment, the Coupon Determination Dates, the Coupon Payment Dates and certain risk factors.  The term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

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The notes will be issued in denominations of whole units.  Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The term sheet may also set forth a minimum number of units that you must purchase.

•	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and one or more of its affiliates may act as our agents to offer the notes and will act in a principal capacity for your account.

The notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not insured by the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency of the United States, Switzerland, or any other jurisdiction.  Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-5 of this product supplement.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus.  Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

TABLE OF CONTENTS

Page
SUMMARY	PS-3
RISK FACTORS	PS-5
SUPPLEMENTAL USE OF PROCEEDS AND HEDGING	PS-15
DESCRIPTION OF THE NOTES	PS-16
SUPPLEMENTAL PLAN OF DISTRIBUTION	PS-27
CREDIT SUISSE AG	PS-28
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	PS-29
ERISA CONSIDERATIONS	PS-39

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and the prospectus, as well as the applicable term sheet. Neither we nor MLPF&S have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet, is accurate only as of the date on their respective front covers.

Key Terms:

General:
The notes are senior debt securities issued by Credit Suisse, and are not guaranteed or insured by the FDIC or any other governmental agency of the United States, Switzerland, or any other jurisdiction and are not secured by collateral.  They rank equally with all of our other unsecured senior debt from time to time outstanding. All payments due on the notes, including repayment of principal, are subject to our credit risk.

The amount of each Coupon Payment will depend on the performance of the Basket Stocks on the applicable Coupon Determination Date.  At maturity, you will receive the principal amount plus the final Coupon Payment.

Each issue of the notes will mature on the date set forth in the applicable term sheet.  We cannot redeem the notes at any earlier date, except under the limited circumstances set forth below.

Market Measure:
A Basket of common equity securities (the “Basket Stocks”) of companies (the “Underlying Companies”) represented either by a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by American Depositary Receipts (“ADRs”) registered under the Exchange Act.

Coupon Payments:
On each “Coupon Payment Date” specified in the term sheet, the Coupon Payment will be at least the Minimum Coupon Payment, regardless of the performance of the Basket Stocks. If, however, the Observation Values of at least a specified number of Basket Stocks, as set forth in the term sheet, are greater than or equal to their respective Starting Values (each as defined below), the Coupon Payment on the applicable Coupon Payment Date will be the Maximum Coupon Payment.

The amount of the Minimum Coupon Payment and Maximum Coupon Payment will be specified in the term sheet. The Minimum Coupon Payment will always be greater than zero. Coupon Payments may be payable quarterly, semi-annually, annually, or at other intervals, as specified in the term sheet.

Starting Value:	For each Basket Stock, its Closing Market Price (as defined below) on the date when the notes are priced for initial sale to the public (the “pricing date”), determined as set forth in the term sheet.

Observation Value:	For each Basket Stock, its Closing Market Price on the applicable Coupon Determination Date multiplied by its Price Multiplier on that day (as defined below).

Price Multiplier:
Unless otherwise set forth in the term sheet, the “Price Multiplier” for each Basket Stock will be 1, and will be subject to adjustment for certain corporate events relating to a Basket Stock described below under “Description of the Notes—Anti-Dilution Adjustments.”

Payment at Maturity:	At maturity, you will receive the principal amount and the final Coupon Payment. All payments due on the notes, including repayment of principal, are subject to our credit risk as issuer of the notes.

Principal at Risk:	If you sell your notes prior to maturity, you may find that the market value per note is less than the price that you paid for the notes.

Calculation Agent:
The calculation agent will make all the determinations associated with the notes, such as determining the Starting Values, the Observation Values and the Coupon Payments. We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for the notes. Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Agents:
MLPF&S and one or more of its affiliates will act as our agents in connection with each offering of the notes and will receive an underwriting discount based on the number of units of notes sold. None of the agents is your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the notes.

Listing:	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

This product supplement relates only to the notes and does not relate to any Basket Stock described in any term sheet. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell the notes to anyone and are not soliciting an offer to buy the notes from anyone in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Credit Suisse. Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group AG.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to significant investment risks, many of which differ from those of a conventional debt security.  Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, in light of your particular circumstances.  The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

General Risks Relating to the Notes

You may not receive any Coupon Payment beyond the specified Minimum Coupon Payment on one or more Coupon Payment Dates. Other than the principal amount that you will receive on the maturity date, subject to our credit risk, the only return that you will receive on the notes will be the Coupon Payments. The amount of each Coupon Payment will depend on the Observation Values of the Basket Stocks on the applicable Coupon Determination Date. If the number of Basket Stocks having Observation Values greater than or equal to their respective Starting Values on a given Coupon Determination Date is less than the required number specified in the term sheet, you will not receive any Coupon Payment beyond the specified Minimum Coupon Payment on the corresponding Coupon Payment Date. It is possible that you will receive only the Minimum Coupon Payments during the entire term of the notes.

Unless otherwise set forth in the applicable term sheet, the calculation agent will compare only the Starting Value of each Basket Stock as of the pricing date to its Observation Value as of the applicable Coupon Determination Date.  Therefore, if the Observation Values of enough Basket Stocks are below their respective Starting Values as of any Coupon Determination Date, it may be more likely that the prices of those Basket Stocks will not increase sufficiently for you to receive the Maximum Coupon Payment on any subsequent Coupon Payment Date.

Your return on the notes may be less than the yield on a conventional fixed or floating rate debt security of comparable maturity.  The return that you receive on the notes, which could be limited to the Minimum Coupon Payments, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date.  As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your investment return is limited to the return represented by the Coupon Payments, which could be limited to the Minimum Coupon Payments, and may be less than a comparable investment directly in the Basket Stocks.  The appreciation potential of the notes is limited to the Coupon Payments.  You will not receive a return greater than the Coupon Payments (and  could receive only the Minimum Coupon Payments), regardless of any appreciation of the Basket Stocks.  In contrast, a direct investment in the Basket Stocks would allow you to receive the full benefit of any appreciation in the prices of the Basket Stocks.

In addition, unless otherwise set forth in the applicable term sheet and this product supplement under “Description of the Notes—Anti-Dilution Adjustments,” the Observation Values will not reflect the value of dividends paid, or distributions made, on the Basket Stocks, or any other rights associated with any Basket Stock. Your return on the notes will not reflect the return you would realize if you actually owned shares of the Basket Stocks.

Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes.  The notes are our senior unsecured debt securities.  As a result, your receipt of the Coupon Payments on any Coupon Payment Date and the principal amount on the maturity date is dependent upon our ability to repay our obligations on the applicable payment date, regardless of whether the price of any Basket Stock increases from its Starting Value to the applicable Observation Value.  No assurance can be given as to what our financial condition will be on the applicable payment date. If we become unable to meet our financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations.  Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in the spread between the yield on our securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes.  However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the prices of the Basket Stocks, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Our initial estimated value of the notes will be determined based on our proprietary pricing models, and may not be comparable to estimated values of similar notes of other issuers. The initial estimated value of the notes, which will be set forth in the applicable term sheet, is an estimate only, determined as of a particular point in time by reference to our proprietary pricing models. These pricing models consider certain factors, such as our internal funding rate on the pricing date, interest rates, volatility and time to maturity of the notes, and they rely in part on certain assumptions about future events, which may prove to be incorrect. Because our pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by us (even among issuers with similar creditworthiness), our estimated value may not be comparable to estimated values of similar notes of other issuers.

Our internal funding rate for market-linked notes is typically lower than our secondary market credit rates. Because we will use our internal funding rate to determine the value of the theoretical bond component, if on the pricing date our internal funding rate is lower than our secondary market credit rates, the initial estimated value of the notes will be greater than if we used our secondary market credit rates in valuing the notes.

The public offering price you pay for the notes will exceed the initial estimated value. This is due to, among other transaction costs, the inclusion in the public offering price of the underwriting discount and an expected hedging related charge.

Assuming no change in market conditions or other relevant factors after the pricing date, the market value of your notes may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, the inclusion in the public offering price of the underwriting discount and an expected hedging related charge and the internal funding rate we use in pricing the notes. These factors, together with customary bid ask spreads, other transaction costs and various credit, market and economic factors over the term of the notes, including changes in the prices of the Basket Stocks, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, MLPF&S or any of our affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. MLPF&S has advised us that any repurchases by them or their affiliates are expected to be made at prices determined by reference to their pricing models and at their discretion, and these prices will include MLPF&S’s trading commissions and mark-ups.  If you sell your notes to a dealer other than MLPF&S in a secondary market transaction, the dealer may impose its own discount or commission.

MLPF&S has also advised us that, at its discretion and for your benefit, assuming no changes in market conditions after the pricing date, MLPF&S may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes for a short initial period after the issuance of the notes. That higher price reflects costs that are expected to be included in the public offering price of the notes, and that higher price may also be initially used for account statements or otherwise. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We cannot assure you that there will be a trading market for your notes.  If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid.  The development of a trading market for the notes will depend on various factors, including our financial performance and changes in the prices of the Basket Stocks.  The number of potential buyers of your notes in any secondary market may be limited.  There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that one or more of the agents will act as a market-maker for the notes that it offers, but none of them is required to do so and may cease to do so at any time.  Any price at which an agent may bid for, offer, purchase, or sell any notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs.  These bids, offers, or transactions may affect the prices, if any, at which those notes might otherwise trade in the market.  In addition, if at any time any agent were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market.  In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the term sheet, we will not list the notes on any securities exchange.  Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term.  The listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop, and if a trading market does develop, that there will be liquidity in the trading market.

The amount of a Coupon Payment will not reflect changes in the prices of the Basket Stocks other than on the applicable Coupon Determination Date.  Changes in the prices of the Basket Stocks during the term of the notes other than on the applicable Coupon Determination Date will not be reflected in determining the related Coupon Payment.  To make that determination or calculation, the calculation agent will compare only the applicable Observation Value of each Basket Stock to its Starting Value.  No other prices of the Basket Stocks will be taken into account.  As a result, even if the prices of the required number of Basket Stocks have increased at certain times during the term of the notes before or after decreasing to a value below their respective Starting Values on each Coupon Determination Date, you will only receive the Minimum Coupon Payment on each Coupon Payment Date.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.  You have no right to have your notes redeemed prior to maturity.  If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your notes or no market at all.  Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below.  The impact of any one factor may be offset or magnified by the effect of another factor.  The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

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Prices of the Basket Stocks.  We anticipate that the market value of the notes prior to maturity generally will depend to a significant extent on the prices of the Basket Stocks.  In general, it is expected that the market value of the notes will decrease as the prices of the Basket Stocks decrease, and increase as the prices of the Basket Stocks increase.  However, as the prices of the Basket Stocks increase or decrease, the market value of the notes is not expected to increase or decrease at the same rate.  If you sell your notes when the prices of the Basket Stocks are less than their respective Starting Values, then you may receive less than the principal amount of your notes.

In addition, we do not expect that the notes will trade in any secondary market at a price that is greater than the sum of the principal amount plus the remaining Maximum Coupon Payments.

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Volatility of the Basket Stocks.  Volatility is the term used to describe the size and frequency of market fluctuations.  Increases or decreases in the volatility of the Basket Stocks may have an adverse impact on the market value of the notes.  Even if the prices of the Basket Stocks increase after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the sum of the principal amount and the Coupon Payments that would be payable on the remaining Coupon Payment Dates based on those prices because of the anticipation that the prices of the Basket Stocks will continue to fluctuate until the final Coupon Determination Date.

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Economic and Other Conditions Generally.  The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events and related uncertainties that affect stock markets generally, may affect the prices of the Basket Stocks and the market value of the notes.

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Interest Rates.  We expect that changes in interest rates will affect the market value of the notes.  In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase.  In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. The level of interest rates also may affect the U.S. economy and any applicable market outside of the U.S., and, in turn, the prices of the Basket Stocks, and, thus, the market value of the notes may be adversely affected.  If any Basket Stock is an ADR, the level of interest rates in the relevant foreign country may affect the economy of that foreign country and, in turn, the value of the ADR, and, thus, the market value of the notes may be adversely affected.

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Dividend Yields.  In general, if the cumulative dividend yield on a Basket Stock increases, we anticipate that the market value of the notes will decrease; conversely, if that dividend yield decreases, we anticipate that the market value of your notes will increase.

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Our Financial Condition and Creditworthiness.  Our actual and perceived creditworthiness, including any increases in our credit spreads and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes.  However, because the value of the notes depends upon factors in addition to Credit Suisse’s ability to pay its obligations, such as the prices of the Basket Stocks, a decrease in our credit spreads or an improvement in our credit ratings will not reduce the other investment risks related to the notes or necessarily increase the market value of the notes.

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Time to Maturity.  There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the prices of the Basket Stocks prior to the maturity date. As the time to maturity decreases, this disparity may decrease, such that the value of the notes will approach the principal amount plus the expected final Coupon Payment.

Trading and hedging activities by us, the agents, and our respective affiliates may affect your return on the notes and their market value.  We, the agents, and our respective affiliates may buy or sell shares of any Basket Stock, futures or options contracts on any Basket Stock, or other listed or over-the counter derivative instruments linked to any Basket Stock.  We may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes.  These transactions could affect the price of a Basket Stock in a manner that could be adverse to your investment in the notes.  On or before the applicable pricing date, any purchases by us (including those for the purpose of hedging our obligations under the notes) may increase the price of a Basket Stock.  Consequently, the price of that Basket Stock may decrease subsequent to the pricing date of an issue of the notes, and may adversely affect the market value of the notes.

We, the agents, or one or more of our respective affiliates may also engage in hedging activities for business reasons generally and in anticipation of the sale of the notes.  From time to time, we, the agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into and may liquidate or close out a portion of these holdings at or about the time of maturity of the notes. These hedging activities may decrease the price of one or more Basket Stocks prior to maturity of the notes, including on the Coupon Determination Dates, and may reduce the applicable Coupon Payment.

Furthermore, we, the agents, and our respective affiliates may purchase or otherwise acquire a long or short position in the notes, and may hold or resell the notes.  For example, the agents may enter into these transactions in connection with any market making activities in which they engage.  We cannot assure you that these activities will not adversely affect the market value of your notes prior to maturity or the payments on the notes.

Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you.  We, the agents, or one or more of our respective affiliates may engage in trading activities related to a Basket Stock that are not for your account or on your behalf.  We, the agents, or one or more of our respective affiliates also may issue or underwrite other financial instruments with returns based upon a Basket Stock.  In addition, in the ordinary course of their business activities, the agents and their affiliates may hold and trade our or our affiliates’ debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Certain of the agents or their affiliates may also have a lending relationship with us. In order to hedge such exposure, the agents may enter into transactions such as the purchase of credit default swaps or the creation of short positions in our or our affiliates’ securities, including potentially the notes.  Any such short positions could adversely affect future trading prices of the notes. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the prices of the Basket Stocks or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the agents, and one or more of our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes.  We, the agents, or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes.  We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates.  Such a party may enter into additional hedging transactions with other parties relating to the notes and a Basket Stock.  This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss.  We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent.  We have the right to appoint and remove the calculation agent.  We may be the calculation agent or act as joint calculation agent for the notes and, as such, will determine the Starting Values, the Observation Values and the Coupon Payments.  Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our responsibilities as calculation agent.  These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if certain corporate events occur with respect to any Basket Stock.  See the sections entitled “Description of the Notes—Market Disruption Events” and “—Anti-Dilution Adjustments.”  The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment.  However, because we may serve as the calculation agent, potential conflicts of interest could arise.

In addition, we may appoint MLPF&S or one of its affiliates to act as the calculation agent or as joint calculation agent for the notes. As the calculation agent or joint calculation agent, MLPF&S or one of its affiliates will have discretion in making various determinations that affect your notes. The exercise of this discretion by the calculation agent could adversely affect the value of your notes and may present the calculation agent with a conflict of interest of the kind described under “—Trading and hedging activities by us, the agents, and our respective affiliates may affect your return on the notes and their market value” and “—Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you” above.

The U.S. federal income tax consequences of an investment in the notes are uncertain, and may be adverse to a holder of the notes.  No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain.  Under the terms of the notes, you will have agreed with us to treat the notes as indebtedness, as described under “Material U.S. Federal Income Tax Considerations.”  If the U.S. Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of gain or loss with respect to the notes may differ.  No ruling has been requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “Material U.S. Federal Income Tax Considerations.”  On February 26, 2014, the Chairman of the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted as proposed, the effect of that legislation generally would be to require instruments such as the notes acquired after December 31, 2014, or any notes held after December 31, 2019, to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.  You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING ALL ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE NOTES.

Risks Relating to a Basket Stock

You must rely on your own evaluation of the merits of an investment linked to the Basket Stocks.  In the ordinary course of their businesses, we, the agents, and our respective affiliates may have expressed views on expected movements in a Basket Stock, and may do so in the future.  These views or reports may be communicated to our clients and clients of these entities.  However, these views are subject to change from time to time.  Moreover, other professionals who deal in markets relating to a Basket Stock may at any time have significantly different views from our views and the views of these entities.  For these reasons, you are encouraged to derive information concerning the Basket Stocks from multiple sources, and you should not rely on our views or the views expressed by these entities.

You will have no rights as a security holder, you will have no rights to receive any shares of any Basket Stock, and you will not be entitled to dividends or other distributions by any Underlying Company. The notes are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer.  Investing in the notes will not make you a holder of any Basket Stock.  You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to any Basket Stock.  As a result, the return on your notes may not reflect the return you would realize if you actually owned shares of any Basket Stock and received the dividends paid or other distributions made in connection with them.  Your notes will be paid in cash and you have no right to receive delivery of shares of any Basket Stock.

If shares of an Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets.  The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets.  Factors which could affect those markets, and therefore the return on your notes, include:

•
Market Volatility.  The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•
Political, Economic, and Other Factors.  The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions.  Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets.  In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets.  The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems.  In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses.  The economic and financial data about some of these countries may be unreliable.

We and the agents do not control any Underlying Company and are not responsible for any disclosure made by any Underlying Company.  We, the agents, or our respective affiliates currently, or in the future, may engage in business with any Underlying Company, and we, the agents, and our respective affiliates may from time to time own securities of any Underlying Company. However, none of us, the agents, or any of our respective affiliates has the ability to control any actions of any Underlying Company or has undertaken any independent review of, or made any due diligence inquiry with respect to, any Underlying Company. You should make your own investigation into any Basket Stock.

Our business activities and those of the agents relating to any Underlying Company or the notes may create conflicts of interest with you.  We, the agents, and our respective affiliates at the time of any offering of the notes or in the future, may engage in business with any Underlying Company, including making loans to, equity investments in, or providing investment banking, asset management, or other services to that company, its affiliates, and its competitors.

In connection with these activities, any of these entities may receive information about those companies that we will not divulge to you or other third parties.  We, the agents, and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies. The agents may also publish research reports relating to our or our affiliates’ securities, including the notes. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes.  Any of these activities may adversely affect the price of a Basket Stock and, consequently, the market value of your notes.  None of us, the agents, or our respective affiliates makes any representation to any purchasers of the notes regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the notes should undertake an independent investigation of any Underlying Company to the extent that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. The selection of a Basket Stock does not reflect any investment recommendations from us, the agents, or our respective affiliates.

An Underlying Company will have no obligations relating to the notes and we will not perform any due diligence procedures with respect to any Underlying Company.  An Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason, including taking any corporate actions that might affect the price of a Basket Stock or the value of the notes. An Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes.  No Underlying Company will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the notes.

None of us, the agents, or any of our respective affiliates will conduct any due diligence inquiry with respect to any Basket Stock in connection with an offering of the notes.  None of us, the agents, or any of our respective affiliates has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Company or as to the future performance of any Basket Stock.  Any prospective purchaser of the notes should undertake such independent investigation of any Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The terms of the notes will not be adjusted for all corporate events that could affect an Underlying Company.  The Price Multipliers, the Observation Values, the Coupon Payments, and other terms of the notes may be adjusted for the specified corporate events affecting any Basket Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments.”  However, these adjustments do not cover all corporate events that could affect the market price of a Basket Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions.  The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or any other terms of the notes may adversely affect the Closing Market Price of a Basket Stock, its Observation Values and the applicable Coupon Payments, and, as a result, the market value of the notes.

Risks Relating to Basket Stocks that Are ADRs

The value of an ADR may not accurately track the value of the common shares of the related Underlying Company. If a Basket Stock is an ADR, each ADR will represent shares of the relevant Underlying Company.  Generally, the ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADRs.  The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares.  In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs.  For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Exchange rate movements may adversely impact the price of a Basket Stock that is an ADR. If a Basket Stock is an ADR, the market price of the Basket Stock will generally track the U.S. dollar value of the market price of the underlying common shares.  Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of the Basket Stock may decrease while the market price of the underlying common shares remains stable or increases, or does not decrease to the same extent.  As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have a negative impact on the value of the Basket Stock and consequently, the value of your notes and the amounts payable on the notes.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the price of a Basket Stock that is an ADR.  Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares.  This provision permits investors in the ADRs to take advantage of price differentials between markets.  However, this provision may also cause the market prices of the applicable Basket Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets.  As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may negatively impact the value of such ADRs and, consequently, the value of your notes.

Delisting of a Basket Stock that is an ADR may adversely affect the value of the notes.  If a Basket Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, that Basket Stock will be deemed to be the Underlying Company’s common equity securities rather than the ADRs, and the calculation agent will determine the price of that Basket Stock by reference to those common shares, as described below under “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” Replacing the original ADRs with the underlying common shares may adversely affect the value of the notes and the Coupon Payments.

Other Risk Factors Relating to a Basket Stock

The applicable term sheet may set forth additional risk factors as to a Basket Stock that you should review prior to purchasing the notes.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

Unless otherwise specified in any term sheet, we intend to use the proceeds from each offering of the notes or our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland.  We may also use some or all of the proceeds from any offering to hedge our obligations under the notes.  In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

DESCRIPTION OF THE NOTES

General

The notes are part of a series of senior debt securities that we may issue under our senior indenture, dated as of March 29, 2007, as it has been and may be amended from time to time, between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “senior indenture”). This product supplement summarizes financial and other terms that apply generally to the notes and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus.  These documents should be read in connection with the applicable term sheet.

The maturity date of the notes and the aggregate principal amount of each issue of notes will be stated in the term sheet. If any scheduled payment date is not a business day, we will make the required payment on the next business day, and no additional interest will accrue as a result of such delay.

The notes will be payable only in U.S. dollars. Prior to the maturity date, the notes are not redeemable by us, except under the limited circumstances set forth below, or repayable at the option of any holder.  The notes are not subject to any sinking fund. The notes are not subject to the defeasance provisions described in the prospectus under the caption “Description of Debt Securities—Defeasance.”

We will issue the notes in denominations of whole units.  Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.  The CUSIP number for each issue of the notes will be set forth in the applicable term sheet.  You may transfer the notes only in whole units.

Payment at Maturity

At maturity, subject to our credit risk as issuer of the notes, you will receive the principal amount and the final Coupon Payment.

Coupon Payments

On each “Coupon Payment Date” specified in the term sheet, the Coupon Payment will be at least the Minimum Coupon Payment, which is payable regardless of the performance of the Basket Stocks.  If, however, the Observation Values of at least a specified number of Basket Stocks, as set forth in the term sheet, are greater than or equal to their respective Starting Values, the Coupon Payment on the applicable Coupon Payment Date will be the Maximum Coupon Payment.

The amount of the Minimum Coupon Payment and Maximum Coupon Payment will be specified in the term sheet. The Minimum Coupon Payment will always be greater than zero.

The Starting Value and the Observation Value

Starting Value

The “Starting Value” of each Basket Stock will be its Closing Market Price on the pricing date, determined as set forth in the term sheet.

Observation Value

The “Observation Value” of each Basket Stock will be its Closing Market Price on the applicable Coupon Determination Date, multiplied by its Price Multiplier on that day.

A “Coupon Determination Date” will be a trading day shortly before the applicable Coupon Payment Date. The Coupon Determination Dates will be set forth in the term sheet.

A “business day” is any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close.

A “trading day” means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange (the “NYSE”), The NASDAQ Stock Market (“NASDAQ”), the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

The “Closing Market Price” for one share of any Basket Stock (or one unit of any other security for which a Closing Market Price must be determined) on any trading day means any of the following:

•
if the Basket Stock (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the Basket Stock (or such other security) is listed or admitted to trading;

•
if the Basket Stock (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

•
if the Basket Stock (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and the Basket Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Basket Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•
if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Basket Stock (or such other security) obtained from as many dealers in that security (which may include us, MLPF&S and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

If there is a Market Disruption Event on a scheduled Coupon Determination Date with respect to any Basket Stock, the Coupon Determination Date for that Basket Stock will be the immediately succeeding trading day during which no Market Disruption Event occurs or is continuing; provided that the Closing Market Price of that Basket Stock will be determined (or, if not determinable, estimated) by the calculation agent in a commercially reasonable manner on a date no later than the second scheduled trading day prior to the corresponding Coupon Payment Date, regardless of the occurrence of a Market Disruption Event with respect to that Basket Stock on that day. The Observation Value of each Basket Stock that is not subject to a Market Disruption Event on a scheduled Coupon Determination Date will be determined on that day.

The initial “Price Multiplier” for a Basket Stock will be one, unless otherwise set forth in the term sheet. The Price Multiplier will be subject to adjustment for certain corporate events relating to a Basket Stock described below under “—Anti-Dilution Adjustments.”

Market Disruption Events

As to any Basket Stock, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(A)
the suspension of or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Basket Stock (or the successor to the Basket Stock) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)
the suspension of or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Basket Stock (or successor to the Basket Stock) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Basket Stock; or

(C)	the determination that a scheduled Coupon Determination Date is not a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)
a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)
a decision to permanently discontinue trading in the shares of the Basket Stock (or successor Basket Stock) or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)
a suspension in trading in a futures or options contract on the shares of the  Basket Stock (or successor Basket Stock), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Basket Stock;

(4)
subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)
for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Anti-Dilution Adjustments

As to any Basket Stock, the calculation agent, in its sole discretion, may adjust the Price Multiplier (and as a result, the Observation Values), and any other terms of the notes (such as the Starting Value), if an event described below occurs after the pricing date and on or before the final Coupon Determination Date and if the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Basket Stock or successor Basket Stock.

The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect.  Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect the Basket Stock.

No adjustments to the Price Multiplier or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier or any other terms of the notes to reflect changes to the Basket Stock if the calculation agent determines that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Basket Stock by the Underlying Company.

Following an event that results in an adjustment to the Price Multiplier or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment.  Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Basket Stocks that Are Common Equity

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier of a Basket Stock and other terms of the notes, and hence its Observation Values, as a result of certain events related to that Basket Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•
the number of shares that a holder of one share of the Basket Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two.  In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends.  If a Basket Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of the Basket Stock) that is given ratably to all holders of the Basket Stock or (ii) a distribution of additional shares of the Basket Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend has become effective and the Basket Stock is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of the Basket Stock;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Basket Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price multiplier of two.

Extraordinary Dividends.  There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to a Basket Stock other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to a Basket Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•
a fraction, the numerator of which is the Closing Market Price per share of the Basket Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Basket Stock on that preceding trading day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•
in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Basket Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Basket Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive.  A distribution on the Basket Stock described in the section “—Issuance of Transferable Rights or Warrants” or clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues transferable rights or warrants to all holders of record of the Basket Stock to subscribe for or purchase the Basket Stock, including new or existing rights to purchase the Basket Stock under a shareholder rights plan or arrangement, then the Price Multiplier will be adjusted on the trading day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of the Basket Stock that can be purchased with the cash value of those warrants or rights distributed on one share of the Basket Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Basket Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If after the pricing date and on or prior to the final Coupon Determination Date, as to any Basket Stock:

(a)	there occurs any reclassification or change of the Basket Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying

Company;

(b)
the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;
(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;
(e)
the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;
(g)
there occurs any reclassification or change of the Basket Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of the Basket Stock to another entity or person;

(h)
the Underlying Company or any Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in the outstanding Basket Stock (other than Basket Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Basket Stock immediately following such event; or

(i)
the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining payments on the notes or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Basket Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Basket Stock traded on that options exchange and determine the effective date of that adjustment.  If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will equal the principal amount plus an accelerated Coupon Payment, which will be calculated as indicated above under “—Coupon Payments” (and prorated for the completed portion of the relevant coupon period through the date of acceleration), as if the date of early repayment were the stated maturity date of the notes and as though the final Coupon Determination Date were the fifth trading day prior to the date of acceleration.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will be calculated (and prorated) as though the date of early repayment were the stated maturity date of the notes, and as though the final Coupon Determination Date were the fifth trading day prior to the date of acceleration.  If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier or to the other terms of the notes, including the method of determining payments on the notes, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier or any other terms of the notes (such as the Starting Value) that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on a Basket Stock or any successor common stock. For example, if the Basket Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on the Basket Stock by dividing the strike price by two, then the calculation agent may also elect to divide the Starting Value by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the notes as if the Price Multiplier had been adjusted.

Anti-Dilution Adjustments to Basket Stocks that Are ADRs

For purposes of the anti-dilution adjustments set forth above, if a Basket Stock is an ADR (an “Underlying ADR”), the calculation agent will consider the effect of any of the relevant events on the Underlying ADR, and adjustments will be made as if the Underlying ADR was the Basket Stock described above.  For example, if the common share represented by the Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for the Underlying ADR would be adjusted so that it equals two.  Unless otherwise specified in the applicable term sheet, with respect to the notes linked to an Underlying ADR (or a Basket Stock issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Basket Stock issued by the non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The calculation agent may determine not to make an adjustment if:

(A)
holders of the Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the notes had been linked directly to the common shares of the Underlying Company represented by the Underlying ADR; or

(B)
to the extent that the calculation agent determines that the Underlying Company or the depositary for the Underlying ADRs has adjusted the number of common shares of the Underlying Company represented by each share of the Underlying ADR, so that the market price of the Underlying ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the Underlying ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of the Underlying ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the Underlying ADRs may also make adjustments in respect of the Underlying ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust the Price Multiplier or other terms of the notes as the calculation agent determines commercially reasonable to account for that event.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, then, on and after the date that the Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), that Basket Stock will be deemed to be the Underlying Company’s common equity securities rather than the Underlying ADR. The calculation agent will determine the price of the Basket Stock by reference to those common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the Closing Market Price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

The Basket Stocks

The term sheet will set forth information as to the specific Basket Stocks, including information as to the historical prices of the Basket Stocks.  However, historical prices of any Basket Stock are not indicative of its future performance or the performance of your notes.

An investment in the notes does not entitle you to any ownership interest, including any voting rights, in any Basket Stock, nor dividends paid or other distributions made, by any Underlying Company. See “Risk Factors—Risks Relating to a Basket Stock—You will have no rights as a security holder, you will have no rights to receive any shares of any Basket Stock, and you will not be entitled to dividends or other distributions by any Underlying Company” above.

Any information regarding the Basket Stocks or the Underlying Companies will be derived from publicly available documents. Each Basket Stock will be registered under the Exchange Act.  Information provided to or filed with the SEC by an Underlying Company can be located at the SEC’s facilities or through the SEC’s website, www.sec.gov.  None of us, the agents, or any of our respective affiliates will have independently verified the accuracy or completeness of any of the information or reports of any Underlying Company.

The selection of a Basket Stock is not a recommendation to buy or sell the Basket Stock. None of us, the agents, or any of our respective subsidiaries or affiliates makes any representation to any purchaser of the notes as to the performance of any Basket Stock.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting

Values, the Observation Values, the Price Multipliers, the Closing Market Prices, the Coupon Payments, any Market Disruption Events, a successor Basket Stock, business days and trading days.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for the notes.  Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for the notes.  When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be.  We may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Purchases

We may at any time purchase the notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any notes by us, such notes will be cancelled by the trustee.

Book-Entry, Delivery and Form

We will issue the notes in the form of one or more fully registered global securities, or the global notes, in denominations of $10 or integral multiples of $10 greater than $10 or such other denominations specified in the applicable term sheet. We will deposit the notes with, or on behalf of, DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the notes are represented by the global notes, we will make all payments on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Events of Default and Acceleration

Events of default are defined in the senior indenture.  If such an event occurs and is continuing, unless otherwise stated in the term sheet, the amount payable to a holder of the notes upon any acceleration permitted under the senior indenture will be equal to the principal amount plus an accelerated Coupon Payment. This accelerated Coupon Payment will be determined as indicated above under “—Coupon Payments,” as if the date of acceleration were the maturity date of the notes and as if the fifth trading day prior to the date of acceleration were the final Coupon Determination Date.  The accelerated Coupon Payment will be prorated to reflect the completed portion of the relevant coupon period through the date of acceleration.

If a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the amount payable upon default and acceleration as described above.  In case of a default in payment of the notes, whether at their maturity or upon acceleration, and whether in an insolvency proceeding or otherwise, the notes will not accrue any default or other interest rate.

Listing

Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and one or more of its affiliates may act as our agents for any offering of the notes.  The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet.  Each agent will be a party to a distribution agreement described in the “Plan of Distribution (Conflicts of Interest)” beginning on page S-7 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable term sheet.  You must have an account with the applicable agent in order to purchase the notes.

None of the agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in market-making transactions for any notes after their initial sale solely for the purpose of providing investors with the description of the terms of the notes that were made available to investors in connection with the initial distribution of the notes. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Credit Suisse or for any purpose other than that described in the immediately preceding sentence.

CREDIT SUISSE AG

Credit Suisse AG, London Branch (“CSLB”), was registered in England and Wales on April 22, 1993. It is, among other things, a vehicle for various funding activities of Credit Suisse AG. CSLB exists as part of Credit Suisse AG and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. CSLB is authorized and regulated by the Financial Market Supervisory Authority in Switzerland, is authorized by the Prudential Regulation Authority in the U.K., and is subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the U.K. CSLB’s address is One Cabot Square, London EC14 4QJ, and its telephone number is +44 20 7888 8888. For additional information, see “Credit Suisse” in the accompanying prospectus.

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the notes for all purposes under the notes. The notes will remain obligations of Credit Suisse, notwithstanding any such substitution.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the notes that may be relevant to holders of the notes that acquire their notes from us as part of the original issuance of the notes.  This discussion applies only to holders that hold their notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and who purchase the securities at the “issue price” of the securities (as described below).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the notes as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the notes, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the notes, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Notes

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of the notes or securities with terms that are substantially the same as those of your notes.  Thus, the characterization of the notes is not certain. Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the notes should be treated, for U.S. federal income tax purposes, as indebtedness unless otherwise stated in the applicable pricing supplement. If the notes have a term of one year or less, we will treat them as short-term debt obligations in the manner described below under “U.S. Holders—Short-term Debt Obligations.” Based on the particular terms of the notes, including the payment of Coupons and composition of the Basket, we will treat notes that have a term of more than one year as indebtedness that is subject to the regulations governing variable rate debt instruments (“VRDIs”) in the manner described below under “U.S. Holders—Variable Rate Debt Instruments” or contingent payment debt instruments (“CPDIs”) in the manner described below under “U.S. Holders—Contingent Payment Debt Instruments.”  The applicable pricing supplement will specify whether we intend to treat the notes as VRDIs or

CPDIs for U.S. federal income tax purposes, or if another treatment applies.  In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the notes, you agree to treat the notes for all tax purposes in accordance with such characterization and the balance of this discussion assumes that the notes will be so treated.

You should be aware that the characterization of the notes as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS could seek to treat the notes differently from our intended treatment or to characterize your notes in a manner that results in tax consequences to you that are different from those described below.  For example, if we intend to treat an offering of notes as VRDIs, the IRS could seek to treat the notes as CPDIs, and vice versa, which, if the IRS were successful, could have adverse U.S. federal income tax consequences to you.  It is also possible that the IRS would seek to characterize the notes as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the notes would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  The IRS might assert that the notes are not debt instruments and, if the Basket includes an equity interest in a non-U.S. company, including ADRs, that one or more of the Underlying Companies is a passive foreign investment company (“PFIC”) and, therefore, the constructive ownership transaction rules of Code section 1260 apply.  See “Constructive Ownership Transaction Rules” below.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the notes for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of notes that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding notes, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the notes.

Short-term Debt Obligations

As noted above, if the notes have a term of one year or less, we agree to treat them as short-term debt obligations.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the excess of the stated redemption price at maturity of the obligation over the obligation’s issue price.  It is unclear how the rules governing short-term debt obligations apply to short-term debt obligations that have contingent payments, such as the notes.

Under the rules that apply to short term debt obligations, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder, as defined below) should include any discount on the notes as ordinary income upon receipt.  Upon a sale or other taxable disposition of a note, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) should recognize gain or loss with respect to the note in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the note.  Such gain or loss will be short-term capital gain or loss, except to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of the sale or other taxable disposition, which should be treated as ordinary income.  In addition, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the note until it is included in income.

Under the rules that apply to short term debt obligations, an accrual method, a cash method U.S. Holder that elects to accrue the discount currently (an “Electing Cash-method U.S. Holder”), or certain specified taxpayers (e.g., regulated investment companies) should include any discount on the notes as ordinary income as it accrues on a straight-line basis, unless it elects to accrue the discount on a constant yield method based on daily compounding.  Upon a sale or other taxable disposition of a note, such a U.S. Holder should recognize gain or loss with respect to the note in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the note.  Such gain or loss will be short-term capital gain or loss, except to the extent of any discount that has accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of the sale or other taxable disposition and has not previously been included in income, which should be treated as ordinary income.

It is uncertain whether the Coupons should be treated as interest income includible in a U.S. Holder's income in accordance with such U.S. Holder's method of accounting (e.g., upon receipt, in the case of a cash method U.S. Holder), or treated as part of the redemption payment at maturity.  In view of this uncertainty, we intend to treat all Coupons on the notes as ordinary income when paid by us.  Where a note provides for contingent payments, it is also unclear whether a U.S. Holder would be eligible to amortize a portion of the purchase price as bond premium, if any.

Variable Rate Debt Instruments

As noted above, if the notes have a term of more than one year, we may agree to treat them as VRDIs.  In such case, the notes are not expected to be treated as issued with original issue discount or premium for U.S. federal income tax purposes because the stated redemption price at maturity of the notes is expected to equal their issue price, or because any such difference is expected to only be a de minimis amount (as determined for U.S. federal income tax purposes).  Accordingly, Coupon Payments on the notes should be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting for U.S. federal income tax purposes).  You should consult your tax advisor regarding possible tax consequences of the notes being treated as issued with original issue discount or premium for U.S. federal income tax purposes.

Upon the sale or other taxable disposition of a note (and subject to the discussion below under “Constructive Ownership Transaction Rules”), a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any accrued qualified stated interest, which will be taxable as ordinary interest income) and the U.S. Holder’s tax basis in the note (generally its cost).  Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition.  For notes held one year or less at the time of disposition, such gain or loss will be short-term capital gain or loss.

Contingent Payment Debt Instruments

As noted above, if the notes have a term of more than one year, we may agree to treat them as debt instruments that are subject the regulations governing CPDIs (the “Contingent Debt Regulations”).  Under the Contingent Debt Regulations, actual cash payments on the notes, if any, will not be reported separately as taxable income, but will be taken into account under such regulations.  As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

•           require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the notes;

•           require you to accrue original issue discount at the comparable yield (as described below); and

•           generally result in ordinary rather than capital treatment of any gain and to some extent loss, on the sale, exchange, repurchase, or redemption of the notes.

You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes, that equals:

•           the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

•           divided by the number of days in the accrual period; and

•           multiplied by the number of days during the accrual period that you held the notes.

The “issue price” of a note will be the first price at which a substantial amount of the notes is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.  The adjusted issue price of a note will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the amount of any noncontingent payment and the projected amounts of any payments previously made with respect to the notes.

Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the notes.  We will determine the comparable yield of the notes based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the notes.  We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments.  For purposes of this determination—and only for purposes of this determination, which is required for U.S. federal income tax purposes—we have assumed that the notes will not be called and will be held until the maturity date.  The pricing supplement will contain information regarding the comparable yield and projected payment schedule.  For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments that we furnish to you in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the notes, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the notes and do not constitute a projection or representation regarding the actual amount or timing of the payments on a note.

If the actual contingent payment received differs from the projected payment, adjustments will be made for the difference.  If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess.  Such positive adjustment will be treated as additional original issue discount in such taxable year.  If, however, such payment is less than the amount of the projected payment, you will incur a negative adjustment equal to the amount of such deficit.  A negative adjustment will:

•           first, reduce the amount of original issue discount required to be accrued in the current year;

•           second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the notes; and

•           third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the notes.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

Upon the sale or other taxable disposition of a note (and subject to the discussion below under “Constructive Ownership Transaction Rules”), you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the note.  Any gain on a note generally will be treated as ordinary income.  Loss from the disposition of a note will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the notes.  Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the notes were held for more than one year.  The deductibility of net capital losses by individuals and corporations are subject to limitations.

Special rules apply in determining the tax basis of a note.  Your adjusted tax basis in a note is generally your original purchase price for the note increased by original issue discount (before taking into account any adjustments) you previously accrued on the notes and reduced by the amount of any noncontingent payment and the projected amount of any contingent payments previously scheduled to be made to you (without regard to the actual amount paid).

Constructive Ownership Transaction Rules

If the notes have a term of more than one year, under Code section 1260, all or a portion of gain arising from certain “constructive ownership transactions” may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income.  Code section 1260 provides that the U.S. Department of the Treasury may issue regulations that would extend the scope of Code section 1260 to (1) any debt instrument and (2) any stock in a corporation that is not a pass-thru entity.  However, no such regulations have been issued despite the fact that Code section 1260 was enacted in 1999, and there can be no assurance that any regulations that may be issued would apply to notes that are issued before such regulations.  Thus, although we believe that the notes should not fall within the scope of section 1260 by reason of being debt instruments or the Underlying Company being a corporation that is not a pass-thru entity, in the absence of regulations, there can be no assurance that Code section 1260 would not apply to the notes.  Additionally, if the IRS asserts that the notes are not debt instruments and the Basket includes an equity interest in a non-U.S. company, including ADRs, the IRS might assert that one or more of the Underlying Companies is a PFIC and, therefore, the constructive ownership transaction rules of Code section 1260 apply.  These rules by their terms may apply to all or a portion of the gain derived from the notes if the notes reference an underlying equity interest in a “pass-thru entity” within the meaning of Code section 1260, which includes shares in a PFIC.

If the notes are treated as a constructive ownership transaction, any gain therefrom that otherwise would be long-term capital gain in excess of the “net underlying long-term capital gain” will be treated as ordinary income, and an interest charge will apply as if such income had accrued for tax purposes at a constant yield over the term of the notes.  There is a presumption that all of the gain realized that otherwise would have been long-term capital gain is subject to recharacterization as ordinary income and an interest charge, unless the contrary is demonstrated by clear and convincing evidence.  You should consult with your tax advisor regarding the possible application of the constructive ownership transaction rules to the notes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the notes) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the notes and any gain on sale or other taxable disposition of the notes will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of Medicare Tax to your income and gains in respect of your investment in the notes.

Notes Held Through Foreign Entities

Under the “Hiring Incentives to Restore Employment Act” (“FATCA” or the “Act”) and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  To avoid becoming subject to the 30% withholding tax on payments to them, we and other foreign financial institutions may be required to report information to the IRS regarding the holders of the notes and, in the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the notes directly or indirectly through such non-compliant foreign financial institutions, we may be required to withhold on a portion of payments under the notes.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  If payments on the notes are determined to be from sources within the United States, we will treat such payments as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the recently finalized regulations described above and IRS Notice 2013-43, and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or the date that final regulations defining the term ”foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your notes through a foreign financial institution or foreign entity, a portion of any of your payments made after June 30, 2014, may be subject to 30% withholding.

 Non-U.S. Holders Generally

Except as provided under “Notes Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payments made with respect to the notes to a holder of the notes that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its notes will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the notes by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the notes should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Act and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States.  Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract, (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract, (c) the underlying security is not readily tradable on an established securities market, or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a specified equity-linked instrument (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend. An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement.  For payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  A specified ELI is any ELI issued on or after 90 days after the date the proposed regulations are finalized that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract.  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.  If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to notes that are linked to certain indices or baskets.  The proposed regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security.

We will treat any portion of a payment or deemed payment on the notes (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.  The proposed regulations are extremely complex.  Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the notes constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The notes may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds a note at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the notes at death.

Proposed Legislation on Certain Financial Transactions

On February 26, 2014, the Chairman of the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted as proposed, the effect of that legislation generally would be to require instruments such as the notes acquired after December 31, 2014, or any notes held after December 31, 2019, to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.  You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Pursuant to a recent IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012.  Penalties apply to any failure to file IRS Form 8938.  Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed.  You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the notes (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the notes may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agents and certain of our respective subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless the notes are acquired under an exemption from the prohibited transaction rules.  A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes.  Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Further, any person acquiring or holding the notes on behalf of any plan or with any plan assets shall be deemed to represent on behalf of itself and such plan that (x) the plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the notes, (y) none of us, MLPF&S, or any other agent directly or indirectly exercises any discretionary authority or control or renders investment advice or otherwise acts in a fiduciary capacity with respect to the assets of the plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA).  However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”).  The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

In addition, any purchaser, that is a Plan or a Plan Asset Entity or that is acquiring the notes on behalf of a Plan or a Plan Asset Entity, including any fiduciary purchasing on behalf of a Plan or Plan Asset entity, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that (a) none of us, MLPF&S, or any of our respective affiliates is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a governmental, church, or foreign plan under any substantially similar applicable law or regulation) with respect to the acquisition, holding or disposition of the notes, or as a result of any exercise by us or our affiliates of any rights in connection with the notes, (b) no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the notes and the transactions contemplated with respect to the notes, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates to the purchaser with respect to the notes is not intended by us or any of our affiliates to be impartial investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser.  Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles.  This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.